UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.___)

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Preliminary Proxy Statement
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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
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Definitive Proxy Statement
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Definitive Additional Materials
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Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

COMMAND CENTER, INC.
 (Name of Registrant as Specified In Its Charter)

 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following is an excerpt from a transcript of Command Center Inc.’s third quarter 2017 earnings call, in which Frederick J. Sandford, President and Chief Executive Officer, stated:

“Before turning to Q&A, I would like to briefly address the Director Nomination notice we received from Ephraim Fields and our upcoming Annual Meeting of Shareholders.

“As you may know, Ephraim Fields, a Command Center shareholder, has indicated his intention to nominate five candidates for election to Command Center’s seven-person board at the 2017 annual meeting of Command Center stockholders.

“The Board of Directors is evaluating the Nomination Notice and Mr. Fields’ proposed nominees. We are disappointed that Mr. Fields is seeking control of the Board and the Company in this manner. We believe that the current directors, six of whom are not members of Command Center’s management team, and the management of the Company, have a record of working to advance the interests of all shareholders. In terms of Board composition, the Board has proactively sought new directors over time, has added two new directors recently with extensive experience, and includes a well-rounded group of professionals that we believe have exercised their responsibilities with care.

“We anticipate commenting further on the record of the Board in the future and demonstrating why turning over control of the Board and the Company to Mr. Fields is unwarranted and un-wise.

“The Board, working closely with management, will continue to treat the building of long-term stockholder value as a top priority. Also, we continue to value the input of our shareholders on our strategy, our opportunities, and our leadership. We are pleased to have a robust on-going dialogue with many of you and welcome your further input.

“Command Center will announce the date of the annual meeting after it has been set. Currently, we anticipate that the meeting will be held in early 2018.

“With that said, the purpose of today’s call is to discuss our earnings results, so we ask that you please keep your questions focused on that topic. We will not further address Mr. Fields’ announced intentions or director nominations during this call. We thank you for your cooperation in that regard.”

Participants in the Solicitation

Command Center and its directors, executive officers and other employees and persons may be deemed to be “participants” in the solicitations of proxies from Command Center’s stockholders in connection with the upcoming annual meeting of the Company’s stockholders (the “Annual Meeting”). Command Center plans to file a proxy statement (the “Proxy Statement”) with the Securities Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the Annual Meeting. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of Command Center’s stockholders in connection with the Proposals and their respective interests in Command Center by security holdings or otherwise is set forth in Command Center’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on April 11, 2017 (the “Annual Report”) and will also be included in the Proxy Statement and other materials filed with the SEC. To the extent holdings of Command Center’s securities have changed since the amounts printed in the Annual Report, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. These documents are available free of charge at the SEC’s website at www.sec.gov.

Important Additional Information and Where to Find It

Promptly after filing its definitive Proxy Statement with the SEC, Command Center will mail the definitive Proxy Statement and a proxy card to each stockholder entitled to vote at the Annual Meeting. BEFORE MAKING ANY VOTING DECISION, COMMAND CENTER’S STOCKHOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT COMMAND CENTER WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain, free of charge, copies of the definitive Proxy Statement and any other documents filed by Command Center with the SEC in connection with the Annual Meeting at the SEC’s website at www.sec.gov. In addition, copies will also be available at no charge at the Investors section of Command Center’s website at www.irdirect.net/CCNI/.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements related to our future activities, or future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performances and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those risks discussed in our Annual Report on Form 10-K and in other documents that we file from time to time with the SEC. Any forward-looking statements speak only as of the date on which they are made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this report, except as required by law.